     As filed with the Securities and Exchange Commission on May 31, 2001
                                     Registration No. 33-_______
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549
                             ____________________

                                   FORM S-8

                            REGISTRATION STATEMENT

                                     UNDER

                          THE SECURITIES ACT OF 1933


                           __________________________

                     Applied Extrusion Technologies, Inc.
            (Exact name of registrant as specified in its charter)

           Delaware                                       51-0295865
(state or other jurisdiction of              (I.R.S Employer Identification No.)
 incorporation or organization)


                     Applied Extrusion Technologies, Inc.
                     2001 Stock Option Plan for Directors
                           (Full title of the plan)
                           _________________________


                              3 Centennial Drive
                              Peabody, MA  01960
         (Address of principal executive offices, including zip code)
                           _________________________

                              John R. Dudek, Esq.
                                General Counsel
                     Applied Extrusion Technologies, Inc.
                              3 Centennial Drive
                         Peabody, Massachusetts  01960
                                (978) 538-1500
(Name, Address and Telephone Number, including Area Code, of Agent for Service)
                           _________________________

                        CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------
   Title of Each Class of       Amount to be      Proposed Maximum      Proposed Maximum      Amount of
Securities to be Registered      Registered      Offering Price Per    Aggregate Offering   Registration
                                                      Share(1)              Price(1)             Fee
--------------------------------------------------------------------------------------------------------
 Common Stock, $.01 par        500,000 shares          $ 5.91             $ 2,952,500         $ 739.00
 value per share
--------------------------------------------------------------------------------------------------------

     (1) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) on the basis of the average of the high and low sale prices, $6.00 and $5.81, respectively, of the Common Stock on the Nasdaq National Market on May 30, 2001.


================================================================================

                                    PART I


             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act") and the Note to Part I of Form S-8.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference.
         -----------------------------------------------

     The following documents filed by Applied Extrusion Technologies, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference except to the extent any statement or information therein is modified, superseded or replaced by a statement or information contained in this document or in any other subsequently filed document incorporated herein by reference:

     (a) The Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2000. (Commission File No. 000-19188).

     (b) The Company's Quarterly Report on Form 10-Q for the quarterly period ended December 31, 2000. (Commission File No. 000-19188).

     (c) The Company's Quarterly Report on Form 10-Q/A for the quarterly period ended December 31, 2000. (Commission File No. 000-19188).

     (d) The Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2001. (Commission File No. 000-19188).

     (e) The description of the Company's common stock, $.01 par value per share (the "Common Stock"), contained in Item 1 of the Company's Registration Statement on Form 8-A, filed with the Commission pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on April 24, 1991. (Commission File No. 000-19188).

     (d) Registration of Junior Preferred Stock Purchase Rights on Form 8-A12G filed March 3, 1998. (Commission File No. 000-19188).

     (e) All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective dates of the filing of such reports and documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.
         -------------------------

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.
         --------------------------------------

         Not applicable.

Item 6.  Indemnification of Directors and Officers.
         -----------------------------------------

     Section 145 of the Delaware General Corporation Law ("DGCL") provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, against expenses (including attorney's fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court deems proper.

     Section 102(b)(7) of the Delaware General Corporation Law, as amended, permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision will not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware General Corporation law (relating to unlawful payment of dividends and unlawful stock purchase and redemption) or (iv) for any transaction from which the director derived an improper personal benefit.

     The Company's Restated Certificate of Incorporation provides that the Company's Directors shall not be liable to the Company or its stockholders for monetary damages for breach of the fiduciary duty as a director, except to the extent that exculpation from liabilities is not permitted under the Delaware General Corporation Law as in effect at the time such liability is determined. The Restated Certificate of Incorporation further provides that the Company shall indemnify its directors and officers to the full extent permitted by the law of the State of Delaware in connection with any threatened, pending or contemplated legal proceeding to which they may be a party or with which they may become involved by reason of being, agreeing to become or having been an officer or director of the Company.

     The Company maintains a directors' and officers' liability insurance policy, which insures the directors and officers of the Company against certain liabilities that might be incurred in connection with the performance of their duties.

Item 7.  Exemption from Registration Claimed.
         -----------------------------------

         Not applicable.

Item 8.  Exhibits.
         --------

Exhibit
Number      Title of Exhibit
------      ----------------

4.3 Form of certificate representing shares of Common Stock, $0.01 par value per share (incorporated by reference to the Exhibits to Company's Registration Statement on Form S-1 as amended (No. 33-40145), filed with the Commission on April 24, 1991.)

4.5         Applied Extrusion Technologies, Inc. 2001 Stock Option Plan for
            Directors.

5.1         Opinion of Ropes & Gray.

23.1        Consent of Deloitte & Touche LLP.

23.2 Consent of Ropes & Gray (contained in the opinion filed as Exhibit 5.1 to this Registration Statement).

24.1 Power of Attorney (included in Part II of this Registration Statement under the caption "Signatures").

Item 9.  Undertakings.
         ------------

         (a)  The undersigned Company hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof), which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that paragraphs
                                            --------  -------
(a)(1)(i) and (a)(1)(ii) will not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof, and

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Peabody, Commonwealth of Massachusetts on the 31st day of May, 2001.


                                    Applied Extrusion Technologies, Inc.


                                    By:  /s/ Anthony J. Allott
                                         ---------------------------
                                    Name:   Anthony J. Allott
                                    Title:  Senior Vice President and
                                            Chief Financial Officer


     Each person whose signature appears below constitutes and appoints John R. Dudek and Anthony J. Allott, and each of them singly, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 to be filed by Applied Extrusion Technologies, Inc., and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

       Signatures                  Title                           Date
       ----------                  -----                           ----


/s/ Amin J. Khoury          Chairman of the Board               May 31, 2001
---------------------
Amin J. Khoury

/s/ Thomas E. Williams      President and Chief                 May 31, 2001
---------------------       Executive Officer and
Thomas E. Williams          Director (Principal Executive
                            Officer)


/s/ Anthony J. Allott       Senior Vice President and           May 31, 2001
---------------------       Chief Financial Officer (Principal
Anthony J. Allott           Financial and Accounting Officer)


/s/ Mark M. Harmeling       Director                            May 31, 2001
---------------------
Mark M. Harmeling

/s/ Nader A. Golestaneh     Director                            May 31, 2001
-------------------------
Nader A. Golestaneh

/s/ Joseph J. O'Donnell     Director                            May 31, 2001
-------------------------
Joseph J. O'Donnell

/s/ Richard G. Hamermesh    Director                            May 31, 2001
-------------------------
Richard G. Hamermesh

                                 EXHIBIT INDEX

Exhibit
Number       Title of Exhibit
---------    ----------------

4.3 Form of certificate representing shares of Common Stock, $0.01 par value per share. Incorporated by reference to The Company's Registration Statement on Form S-1, as amended (Commission File No. 33-40145), filed with the Commission on April 24, 1991.

4.5          Applied Extrusion Technologies, Inc. 2001 Stock Option Plan for
             Directors.

5.1          Opinion of Ropes & Gray.

23.1         Consent of Deloitte & Touche LLP.

23.2         Consent of Ropes & Gray (contained in the opinion filed as Exhibit
             5.1 to this Registration Statement).

24.1 Power of Attorney (included in Part II of this Registration Statement under the caption "Signatures").